UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BLUELINX HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339

April 16, 2008

Dear Stockholder:

I am pleased to invite you to the 2008 Annual Meeting of Stockholders of BlueLinx Holdings Inc. The meeting will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Wednesday, May 21, 2008 at 2:00 p.m. Eastern Daylight Savings Time. The matters to be voted upon at the meeting are listed in the accompanying notice of the Annual Meeting, and are described in more detail in the accompanying proxy statement and proxy card. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and mail promptly the enclosed proxy card in the envelope provided to ensure that your vote will be counted. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

On behalf of the Board of Directors, management and employees of BlueLinx, I extend our appreciation for your continued support and look forward to meeting with you.

Very truly yours,

Howard S. Cohen
Interim Chief Executive Officer

BLUELINX HOLDINGS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of BlueLinx Holdings Inc. will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Wednesday, May 21, 2008 at 2:00 p.m. Eastern Daylight Savings Time, for the following purposes:

1. to elect nine directors to hold office until the 2009 annual meeting of stockholders or until their successors are duly elected and qualified;

2. to approve an amendment to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan to increase the number of shares available for grant thereunder from 1,700,000 to 3,200,000 shares;

3. to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008; and

4. to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 2, 2008 will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

The Board of Directors unanimously recommends voting FOR the above proposals.

Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.

By Order of the Board of Directors,

Howard S. Cohen,
Chairman and Interim Chief Executive Officer

April 16, 2008
Atlanta, Georgia

The enclosed proxy is being solicited by the Board of Directors of BlueLinx Holdings Inc. (“BlueLinx,” “us,” “we,” “our,” or the “Company”) for the 2008 Annual Meeting of Stockholders or any postponement or adjournment of the meeting, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.”

Copies of this proxy statement, the form of proxy and the annual report will be mailed to stockholders on or about April 16, 2008. The proxy statement and annual report are also available on our website at www.bluelinxco.com.

Attending the Annual Meeting

The annual meeting will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Wednesday, May 21, 2008 at 2:00 p.m. Eastern Daylight Saving Time. Holders of our common stock as of the close of business on April 2, 2008 will be entitled to attend and vote at the meeting.

i

BLUELINX HOLDINGS INC.
4300 Wildwood Parkway
Atlanta, Georgia 30339
770-953-7000

GENERAL INFORMATION

Why did I receive this proxy statement?

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) to be voted at the annual meeting of our stockholders to be held on May 21, 2008, and any adjournment thereof, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The meeting will be held at our headquarters, 4300 Wildwood Parkway, Atlanta, Georgia 30339, on Wednesday, May 21, 2008 at 2:00 p.m. Eastern Daylight Saving Time. This proxy statement and accompanying form of proxy are being first sent or given to our stockholders on or about April 16, 2008. Our annual report on Form 10-K for the year ended December 29, 2007 accompanies this proxy statement.

Who is soliciting my vote?

Our Board is soliciting your vote at the 2008 Annual Meeting of BlueLinx Stockholders.

Who is entitled to vote?

Only our stockholders of record at the close of business on April 2, 2008, the “Record Date,” are entitled to receive notice of the meeting, attend the meeting and to vote the shares of our common stock that they held on that date at the meeting, or any adjournment thereof. Each outstanding share that you own as of the Record Date entitles you to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.

What will I vote on?

Three items:

•	the election of nine directors to our Board;

•	the approval of an amendment to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan to increase the number of shares available for grant thereunder from 1,700,000 to 3,200,000; and

•	the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the meeting. Nonetheless, if there is an unforeseen matter raised, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the meeting. These persons will use their best judgment in voting your proxy.

How many votes must be present to conduct business at the meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum, permitting business to be conducted at the meeting. As of the Record Date, we had 32,152,269 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation or a duly executed proxy bearing a later date with our secretary, at our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of our Board of Directors?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board. Our Board recommends a vote FOR the election of the nominated slate of directors, FOR the amendment of the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan to increase the number of shares available for grant thereunder, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008.

What vote is required to approve each item?

•	Election of Directors. A nominee will be elected as a director if he receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the nine director nominees receiving the most votes will be elected. Broker non-votes and marking your proxy card to withhold authority for all or some nominees will not be counted either for or against a director nominee.

•	Approval of an amendment to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan to increase the number of shares available for grant thereunder. Under the rules of the New York Stock Exchange (the “NYSE”), the affirmative vote of the holders of a majority of the votes cast is required for approval of the amendment to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan. The total number of votes cast on the proposal must represent more than 50% of all the shares entitled to vote. Abstentions will have the effect of a vote “AGAINST” the proposal. Broker non-votes will not be counted either for or against this proposal (except that broker non-votes will not count toward the 50% of all shares entitled to vote on the proposal that must be cast for the proposal to be approved in accordance with the rules of the NYSE).

•	Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008. Abstentions and broker non-votes will not be counted either for or against this proposal.

Are abstentions and broker non-votes part of the quorum?

Abstentions, broker non-votes and votes withheld for director nominees or the ratification of our independent registered public accounting firm count as “shares present” at the meeting for purposes of determining whether a quorum is present.

Abstentions and votes withheld for the approval of the amendment to the 2006 BlueLinx Holdings Inc. Long-Term Equity Incentive Plan count as “shares present” at the meeting for purposes of determining whether a quorum is present but broker non-votes will not be counted as voted or as present with respect to this proposal.

What if I don’t vote for some or all of the matters listed on my proxy card?

If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not indicate a vote on:

•	FOR the director nominees to the Board listed on the proxy card;

•	FOR approval of an amendment of the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan to increase the number of shares available for grant thereunder; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008.

How will proxies be solicited?

Proxies will be solicited by mail.  Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

Yes. This proxy statement and our annual report on Form 10-K are available on our website, www.bluelinxco.com.

Who are our largest stockholders?

As of the date of this proxy statement, Cerberus ABP Investor LLC, an affiliate of Cerberus Capital Management, L.P., or Cerberus, owned 18,100,000 shares of our common stock, representing approximately 56% of the then outstanding shares of common stock of BlueLinx.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board currently consists of nine members. Each of our current directors has been nominated for reelection and has consented to stand for reelection.

The terms of all of the members of our Board will expire at the next annual meeting after their election, or until their successors, if any, are elected and appointed. If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

Our Board unanimously recommends a vote FOR each of the following nominees:

•	Howard S. Cohen

•	Richard S. Grant

•	Richard B. Marchese

•	Steven F. Mayer

•	Charles H. McElrea

•	Alan H. Schumacher

•	Mark A. Suwyn

•	Robert G. Warden

•	M. Richard Warner

Biographical information about these nominees can be found under “Identification of Executive Officers and Directors” elsewhere in this proxy statement.

PROPOSAL 2:

APPROVAL OF AMENDMENT NUMBER ONE TO THE BLUELINX HOLDINGS INC. 2006 LONG-TERM EQUITY INCENTIVE PLAN

General

The Board is seeking stockholder approval of an amendment to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan (the “LTIP” or “Plan”). The amendment increases the maximum number of shares of common stock we may issue under the Plan by 1,500,000 shares from 1,700,000 shares to 3,200,000 shares. The Board seeks this amendment in order to assure that the Company can continue to grant equity awards at levels determined appropriate by the Board.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the amendment to the Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes will not be counted either for or against this proposal (except that broker non-votes will not count toward the 50% of all shares entitled to vote on the proposal that must be cast for the proposal to be approved in accordance with the rules of the NYSE).

A summary description of the Plan, as amended, is set forth below. This summary description is not intended to be complete and is qualified in its entirety by reference to the amended Plan set forth in Appendix “A” to this proxy statement.

Summary of Plan

The purpose of the Plan is to provide a means whereby employees and directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors of the Company and to align the interests of individuals who are responsible for the successful administration and management of the Company with those of our stockholders. Under the Plan, the Company may grant non-qualified stock options, “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.

As of April 1, 2008, awards representing a total of 1,599,238 underlying shares of common stock of the Company were issued by the Company pursuant to the Plan and are outstanding, of which 451,654 awards were issued in the form of stock options, 545,893 awards in the form of performance based restricted shares and 601,691 in the form of restricted shares. A total of 1,012,293 of these awards were issued to the Company’s Named Executive Officers who are listed herein and the remaining 586,945 of these awards were issued to the Company’s other executive officers.

Administration.  The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”).

Subject to the express provisions of the Plan, the Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will also have authority to establish rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan.

Available Shares.  Under the Plan, as amended, 3,200,000 shares of common stock will be available for awards, subject to adjustment in the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other similar change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction. Shares covered by an award shall be counted as used as of the date of grant. Under the Plan, any shares related to awards under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the Plan.

Eligibility.  All of the Company’s employees and directors are eligible to participate in the Plan. Any and all awards to executive officers will be formally approved by the Committee in the form of individual award agreements to each employee.

Change in Control.  In the event of certain acquisitions of 30% or more of the common stock, certain changes in a majority of the Board, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company’s stockholders receive 60% or more of the stock of the surviving company) or the liquidation or dissolution of the Company, all outstanding options and SARs will be exercisable in full, and the restricted stock and restricted stock units will become immediately vested and payable. The performance period applicable to performance shares and performance units shall lapse and the performance goals associated with such awards shall be deemed to have been met at their target level. Such awards shall vest on a pro rata basis based on the portion of the vesting period completed as of the change in control.

Effective Date, Termination and Amendment.  The effective date of the Plan was May 12, 2006, the date it was approved by our stockholders. The Plan will terminate ten years thereafter unless terminated earlier by the Board. The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any award agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in the Plan, options or SARs issued under the

Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

Stock Options-General.  The Committee will determine the conditions to the exercisability of each option. Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned shares of common stock, by a cashless (broker-assisted) exercise or by any other method approved or accepted by the Committee.

Non-Qualified Stock Options and Incentive Stock Options.  The period for the exercise of a non-qualified stock option or incentive stock option will be determined by the Committee. The exercise price of a non-qualified stock option or incentive stock option will not be less than the fair market value of the Common Stock on its date of grant. The Committee may impose restrictions on any shares acquired pursuant to the exercise of a non-qualified stock option or incentive stock option granted under the Plan.

The award agreement shall set forth the extent to which the participant shall have the right to exercise the non-qualified stock option or incentive stock option in the event of participant’s termination of employment or service. Such provisions will be determined by the Committee.

Stock Appreciation Rights.  The period for the exercise of a SAR will be determined by the Committee. The base price of a SAR will not be less than 100% of the fair market value of the Common Stock on the date of grant. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR. The Committee may impose restrictions upon exercise of a SAR granted under the Plan.

The award agreement shall set forth the extent to which the participant shall have the right to exercise the SAR in the event of participant’s termination of employment or service. Such provisions will be determined by the Committee.

Restricted Stock and Restricted Stock Units.  The Plan provides for the grant of (i) restricted stock awards which may be subject to a restriction period, and (ii) restricted stock units which are similar to restricted stock except no shares are actually awarded. An award of restricted stock or restricted stock units may be subject to specified performance measures during the applicable restriction period. Shares of restricted stock will be freely transferable after all conditions and restrictions have been satisfied or lapse. The award agreement shall set forth the extent to which the participant shall have the right to retain restricted stock and/or restricted stock units in the event of the participant’s termination of employment or service. Such provisions will be determined by the Committee. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. A participant shall have no voting rights with respect to any restricted stock units granted under the Plan.

Performance Units and Performance Shares.  The Plan also provides for the grant of performance units and performance share awards. Each performance unit and each performance share is a right, contingent upon the attainment of performance measures within a specified performance period. The Committee will determine the form of payout of cash or in shares (or in a combination thereof) equal to the value of earned performance units/performance shares at the close of the applicable performance period. The award agreement shall set forth the extent to which the participant shall have the right to retain the performance units and/or performance shares in the event of participant’s termination of employment or service, as determined by the Committee. If the Committee desires to qualify performance-based awards under Section 162(m) of the Code, the performance goals will consist of any of the following:

(a) Net earnings or net income (before or after taxes, depreciation or amortization);

(b) Earnings per share;

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on net assets, capital, working capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total stockholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share;

(o) Customer satisfaction;

(p) Working capital targets; and

(q) Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Cash-Based Awards and Other Stock-Based Awards.  The Plan also provides for the grant of cash-based awards and other types of equity-based or equity-related awards not otherwise described by the Plan as determined by the Committee. The Committee will determine the value of the cash-based awards and other stock-based awards and may establish performance goals. In the event the Committee establishes performance goals, the number and/or value of cash-based awards or other stock-based awards that will be paid out will depend on the extent to which performance goals are met. The Committee shall determine the extent to which the participant shall have the right to receive cash-based awards or other stock-based awards in the event of the participant’s termination of employment or service.

Non-Employee Director Awards.  The Board or Committee shall determine all awards to non-employee directors. The terms of any such awards shall be set forth in an award agreement.

Maximum Awards for Employees.  Generally, the Plan limits the annual awards to any individual employee or director as follows:

(a) 1,000,000 options;

(b) 1,000,000 SARs;

(c) 500,000 shares of restricted stock or restricted stock units;

(d) 500,000 performance shares or performance units; and

(e) $7,500,000 or 500,000 shares of cash-based or other stock-based awards.

New Plan Benefits

Pursuant to the terms of his employment agreement, our Chairman and Interim Chief Executive Officer, Howard S. Cohen, is entitled to receive 250,000 shares of restricted stock of the Company following the 2008 Annual Meeting of Stockholders. The selection of other eligible participants who may receive awards under the Plan (if the amendment described above is approved by the stockholders), and the size and the types of awards subject to issuance, will be determined by the Committee in its discretion in accordance with the Plan. The amount of any such awards under the Plan are not determinable at this time due to vesting, corporate performance and other future requirements that may be included in the award. Therefore, it is not possible to predict the future benefit or amounts that will be received by, or allocated to, any participant or participants in future years.

Certain Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan.

A participant generally will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon disposition and (ii) the fair market value of the shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.

A participant generally will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. This amount generally is deductible by the Company as compensation expense.

A participant will not recognize taxable income at the time restricted stock is granted, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized generally is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. Restricted stock units generally will also be taxed as ordinary income upon vesting unless structured in compliance with applicable tax rules to defer taxation until settlement.

Our Board unanimously recommends a vote FOR the approval of the amendment to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan.

PROPOSAL 3:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2008. Ernst & Young LLP has served as our independent registered public accounting firm since our inception. While stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our board is submitting the selection of Ernst & Young LLP to our stockholders for ratification. If our stockholders fail to ratify the selection, the audit committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.

Ernst & Young LLP has advised us that it has no direct, nor any material indirect, financial interest in us or any of our subsidiaries. We expect that representatives of Ernst & Young LLP will be present at the meeting to make any statement they may desire and to respond to appropriate questions from our stockholders.

Fees Paid To Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed by Ernst & Young LLP for professional services for fiscal years 2007 and 2006, by category as described in the notes to the table:

	2007	2006

Audit Fees(1)	$2,300,000	$2,799,605
Audit-Related Fees(2)	209,695	108,282
Tax Fees	—	—
All Other Fees	—	—

TOTAL	$2,509,695	$2,907,887

(1)	Primarily includes fees related to audits of our consolidated financial statements, and reviews of interim financial statements and disclosures in filings with the Securities and Exchange Commission (“SEC”). Audit fees also included fees related to the audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Primarily consists of fees billed for assurance and services reasonably related to the performance of the audit or review of our financial statements, including consultations on accounting matters, services related to certain SEC filings and benefit plan audits.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that the Committee is responsible for the pre-approval of all material audit services and non-audit services to be performed for us by our independent registered public accounting firm. There were no non-audit related services performed by Ernst & Young LLP for us during either fiscal year 2007 or fiscal year 2006. To the extent required by applicable law, the fees paid to the independent registered public accounting firm described above for fiscal years 2007 and 2006 were pre-approved by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals. The decisions of any such member shall be presented to the full Audit Committee at each of its scheduled meetings.

Our board unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Our Board met four times during our 2007 fiscal year. Each incumbent director attended at least 75% of the total of all board and committee meetings he was entitled to attend during the 2007 fiscal year.

Our Board has reviewed the independence of each of its members based on the criteria for independence set forth under applicable securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable rules and regulations of the SEC and applicable rules and regulations of the NYSE. The NYSE Listed Company Manual and corresponding listing standards provide that, in order to be independent, the Board must determine that a director has no material relationship with the Company other than as a director. The Board has reviewed the relationships between each Board member and the Company. Based on its review, the Board has affirmatively determined, by resolution of the Board as a whole, that the following directors have no material relationship with us and satisfy the requirements to be considered independent under the NYSE listing standards applicable to the Board as well as satisfying the independence requirements applicable to audit committee membership: Richard S. Grant, Richard B. Marchese and Alan H. Schumacher. The Board determined that Messrs. Grant, Marchese and Schumacher have no relationship with us or any other matter of any kind that would impair their independence for purposes of serving on our Board.

As further described under “Controlled Company,” below, because we are a “controlled company,” we are exempt from the requirement that our Board be comprised of a majority of independent directors. Five members of our current Board are current or former employees of, or advisors to, Cerberus Capital Management, L.P., or Cerberus, the indirect holder of a majority of the outstanding shares of our common stock, and as such are not independent.

Our business and affairs are managed by our Board. To assist it in carrying out its responsibilities, our Board has established the two standing committees described below, under “Committees of the Board of Directors.” The charter for each of these committees, as in effect from time to time, may be found on our website, www.bluelinxco.com. Each of these committees has the right to retain its own legal counsel and other advisors. All directors are encouraged to attend the annual meeting of stockholders. On the date of the 2007 annual meeting of stockholders there were ten members of the Board and six members were present at the meeting.

Lead Director

The lead director’s duties generally include serving as the chairperson for all executive sessions of the non-management directors and communicating to the Chief Executive Officer the results of non-management executive board sessions. Prior to his appointment as our Interim Chief Executive Officer, Mr. Cohen served as the lead director. Accordingly, Mr. Alan H. Schumacher, Chairman of the Audit Committee of the Board, will serve as our lead director of the Board while Mr. Cohen is serving as our Interim Chief Executive Officer. Any interested party may contact the lead director by directing such communications to the lead director c/o Corporate Secretary, BlueLinx Holdings Inc., 4300 Wildwood Parkway, Atlanta, Georgia 30339. Any such correspondence received by us will be forwarded to the lead director.

Committees of the Board of Directors

The Audit Committee

Our Board established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is to assist our Board in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements and the independence and performance of our internal and external auditors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The Audit Committee met 10 times in fiscal 2007. The Audit Committee currently consists of Messrs. Grant, Marchese and Schumacher. As discussed above, our Board has affirmatively determined that Messrs. Grant, Marchese and Schumacher are each “independent,” as such term is defined under the rules of the SEC and the listing standards of the NYSE applicable to audit committee membership, and each meets the NYSE’s financial literacy requirements. Pursuant to its charter, the Audit Committee is comprised of at least three members appointed by our Board. Our Board has determined that Mr. Schumacher is an “audit committee financial expert,” as such term is defined under the applicable rules of the SEC.

The Audit Committee operates pursuant to a written charter, a copy of which can be found on our website at www.bluelinxco.com. Additionally, the audit committee charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339.

The Audit Committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number as set out in our code of conduct and ethics. See “Corporate Governance Guidelines and Code of Ethics,” below.

The Compensation Committee

The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and is empowered to: (1) establish a compensation policy for executive officers, including setting base salaries and incentive compensation; (2) review compensation practices and trends; (3) make recommendations as to compensation levels for executive officers; (4) approve employment contracts; (5) administer our equity and other incentive plans; and (6) undertake administration of other employee benefit plans. The Compensation Committee currently consists of Messrs. Marchese, Schumacher and Suwyn, and met four times during 2007. Mr. Marchese joined the Compensation Committee in March 2008 replacing Jeffrey J. Fenton who resigned from the Board effective March 7, 2008. As further described under “Controlled Company,” below, because we are a “controlled company,” we are exempt from the requirement that the Compensation Committee be comprised solely of independent directors. Mr. Suwyn was formerly an advisor to Cerberus, and as such, is not considered independent.

The Compensation Committee formally engaged Hewitt Associates to serve as an advisor to the Committee on executive compensation issues and to provide recommendations as to executive compensation levels. Pursuant to the terms of its written charter, the Compensation Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Committee, or to executive officers of the Company. The Compensation Committee operates pursuant to a written charter, a copy of which can be found on our website at www.bluelinxco.com. Additionally, the charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339.

For more information on the role of the Compensation Committee and its processes and procedures for considering and determining executive officer compensation, see “Compensation Discussion and Analysis” beginning on page 17 of this proxy statement.

Controlled Company

We are a “controlled company” for purposes of the NYSE listing requirements. Our basis for this determination is that Cerberus ABP Investor LLC, an affiliate of Cerberus, owns 18,100,000, or approximately 56% of the outstanding shares of our common stock as of the date of this proxy statement. Accordingly, we are exempt from the NYSE listing requirements that would otherwise mandate (1) a majority of independent directors on our Board, (2) a nominating committee of our Board, comprised solely of independent directors, to select or recommend nominees to our Board, and (3) a compensation committee of our Board, comprised solely of independent directors, to determine the compensation of our executive officers.

Nomination Process

Because we are a “controlled company,” we do not have a standing nominating committee comprised solely of independent directors or any other committee performing similar functions. Such matters are considered at meetings of our full Board. Due to the size of our Board, we do not foresee an immediate need to establish a separate nominating committee or adopt a charter to govern the nomination process. In addition, because we are a controlled company, we do not have a policy regarding our consideration of nominations or recommendations for director candidates by other stockholders. To the extent we receive any such nominations or recommendations, they will be considered at such time based on such factors as the Board considers relevant.

Our Board has generally used an informal process to identify and evaluate director candidates. We believe that identifying and nominating highly skilled and experienced director candidates is critical to our future. Our Board has previously engaged third parties to assist it in identifying qualified independent director candidates. Our Board encourages all directors, independent or otherwise, to identify potential director nominees. As a result, our Board believes that it is presented with a diverse and experienced group of candidates for discussion and consideration.

During the evaluation process, our Board seeks to identify director candidates with the highest personal and professional ethics, integrity and values. In the context of the needs of our Board at any given point in time, our Board will seek candidates with diverse experience in business, finance and other matters relevant to a company such as ours, prominence in their profession, concern for the interests of our stockholders and an understanding of our business. Additionally, our Board requires that director nominees have sufficient time to devote to our business and affairs.

IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table contains the name, age and position with our company of each of our executive officers and directors as of April 16, 2008. Their respective backgrounds are described in the text following the table.

Name	Age	Position

Howard S. Cohen	61	Interim Chief Executive Officer and Chairman of the Board of Directors (Director since September 2007, Chairman since March 2008)
George R. Judd	47	President and Chief Operating Officer
Howard D. Goforth	44	Senior Vice President, Chief Financial Officer and Treasurer
David J. Dalton	50	Senior Vice President, West
Duane G. Goodwin	49	Senior Vice President, Supply Chain
Barbara V. Tinsley	57	Senior Vice President, General Counsel and Secretary
Dean A. Adelman	43	Vice President, Human Resources
Richard S. Grant	61	Director (since 2005)
Richard B. Marchese	66	Director (since 2005)
Steven F. Mayer	48	Director (since 2004)
Charles H. McElrea	57	Director (since 2004)
Alan H. Schumacher	61	Director (since 2004)
Mark A. Suwyn	65	Director (since 2005)
Robert G. Warden	35	Director (since 2004)
M. Richard Warner	56	Director (since March 2008)

Executive Officers

Howard S. Cohen has served as our Interim Chief Executive Officer and Chairman of our Board since March 2008, and as a member of our Board since September 2007. Prior to joining our company, Mr. Cohen was a Senior Advisor of Cerberus Capital Management, L.P., or Cerberus. Mr. Cohen possesses 33 years of leadership experience, including service as President and CEO of four publicly-traded companies: GTECH Corporation, from 2001 to 2002; Bell & Howell, from 2000 to 2001; Sidus Systems Inc., from 1998 to 1999; and Peak Technologies Group, Inc., from 1996 to 1998. Mr. Cohen has also managed independent divisions of three Fortune 500 companies. Mr. Cohen also serves as the Chairman of the Board of Directors of Albertsons LLC and Hilco Receivables LLC, both of which are Cerberus portfolio companies. Cerberus is the indirect holder of a majority of the outstanding shares of our common stock.

George R. Judd has served as our President and Chief Operating Officer since May 2004. Prior to that time, he worked for Georgia-Pacific Corporation in a variety of positions managing both inside and outside sales, national accounts and most recently as Vice President of Sales and Eastern Operations since 2002. From 2000 until 2002, Mr. Judd worked as Vice President of the North and Midwest regions of the Distribution Division. He served as Vice President of the Southeast region from 1999 to 2000. Mr. Judd serves on the boards of the Building Products Institute and the Lumber and Building Materials Institute, in Washington, D.C., and he is past Chair of the National Lumber & Building Material Dealers Association. He also serves on the board of the Girl Scouts of Georgia. He graduated from Western Connecticut State University in 1984 with a Bachelor’s degree in Marketing.

Howard D. Goforth has served as our Senior Vice President, Chief Financial Officer and Treasurer since February 2008. Mr. Goforth has twenty years of combined accounting, finance, treasury, acquisition and management experience with leading distribution and manufacturing companies including Mitsubishi Wireless Communications, Inc., Yamaha Motor Manufacturing, Inc. and Ingersoll-Rand. Most recently, Mr. Goforth was

Vice President and Corporate Controller, as well as a member of the senior management team, of Armor Holdings Inc. from November 2006 until the company was acquired by BAE Systems, Inc. in August 2007. Mr. Goforth remained with BAE Systems until February 2008 to assist in the integration of the acquisition. Prior to Armor Holdings, Mr. Goforth served as BlueLinx Corporation’s Corporate Controller from May 2004 until November 2006. Prior to that, he served as a Controller with the building products distribution division of Georgia-Pacific Corporation from 2002 until May 2004. Mr. Goforth earned a Bachelor of Science in Accounting from Mars Hill College in North Carolina. He is also a certified public accountant.

David J. Dalton has served as our Senior Vice President, West since January 2006. Prior to that time, Mr. Dalton served as Vice President of the Mid-Atlantic region since May 2004. Previously, he worked for Georgia-Pacific Corporation in a variety of positions managing both inside and outside sales, and most recently as Vice President/General Manager of the Mid-Atlantic region of the Distribution Division since 1995. He graduated from the University of Massachusetts in 1980 with a Bachelor of Science degree in Wood Science and Technology.

Duane G. Goodwin has served as our Senior Vice President, Supply Chain since December 2005. Prior to that time, Mr. Goodwin was with The Home Depot since April 1994, where he served in a variety of positions including Vice President/Merchandising — Hardware from July 2003 to February 2005, Vice President Global Sourcing from July 2000 to July 2003, and Divisional Merchandise Manager from April 1999 to July 2000. Before this Mr. Goodwin was with Wal-Mart Stores, Inc., where he served in a variety of roles from 1985 through April 1994. Prior to joining our company, Mr. Goodwin also served as an outside consultant to Cerberus beginning in June 2005.

Barbara V. Tinsley has served as our Senior Vice President, General Counsel and Secretary since May 2004. Prior to that time, Ms. Tinsley served as Associate General Counsel for Cendian Corporation since September 2002, and as Assistant General Counsel for Mitsubishi Electric and Electronics USA, Inc. from October 2000 until September 2002. From August 1998 until August 2000, Ms. Tinsley served as Corporate Compliance Officer for The Home Depot. She was Chief Counsel to Georgia-Pacific Corporation’s Distribution Division from 1992 to 1998 and represented a number of other divisions of Georgia-Pacific from 1987 to 1992. Prior to that, Ms. Tinsley was an Assistant United States Attorney with the Department of Justice for five years. Ms. Tinsley previously served as Chairman of the Antitrust Section of the State Bar of Georgia. Ms. Tinsley received a Bachelor of Arts degree, magna cum laude, in 1971 from Emory University and a Juris Doctor degree, with distinction, from Emory in 1975. On April 7, 2008, Ms. Tinsley announced her retirement effective May 1, 2008.

Dean A. Adelman has served as our Vice President, Human Resources since October 2005. Prior to that time, he served as Vice President Human Resources, Staff Development & Training for Corrections Corporation of America. Previously, Mr. Adelman served as Vice President Human Resources for Arby’s Inc. (formerly RTM Restaurant Group) from 1998 to 2002. From 1991 to 1998, Mr. Adelman served as senior counsel for Georgia-Pacific Corporation. Mr. Adelman received a Bachelor of Arts degree from the University of Georgia in 1987 and a Juris Doctor degree, cum laude, from the University of Georgia in 1990.

Nominees for Election as Director

Howard S. Cohen has served as our Interim Chief Executive Officer and Chairman of our Board since March 2008, and as a member of our Board since September 2007. As an executive officer of our company, Mr. Cohen’s background is described above.

Richard S. Grant has served as a member of our Board since December 2005. Previously, Mr. Grant served as a director of The BOC Group plc, until his retirement in 2002. Over thirty years of service with The BOC Group, Mr. Grant held various management positions, most recently as Chief Executive of BOC Process Gas Solutions, Chairman of CNC sa, a Mexican joint venture company, and he had group responsibility for Technology, Latin America and Continental Europe. Previous responsibilities included service as the BOC Regional Director for South Pacific/South Asia, Chairman of Elgas Ltd, an Australian LPG distributor, and before that as President of Ohmeda Medical Devices and Chief Executive Officer of Glasrock Home

Healthcare Inc. Mr. Grant currently serves on the Board of Compass Minerals International Inc, where he is lead director, a member of the audit committee, and Chair of the nominating corporate governance committee.

Richard B. Marchese has served as a member of our Board since May 2005. He served as Vice President Finance, Chief Financial Officer and Treasurer of Georgia Gulf Corporation since 1989 before retiring at the end of 2003. Prior to 1989, Mr. Marchese served as the Controller of Georgia Gulf Corporation, and prior to that he served as the Controller of the Resin Division of Georgia-Pacific Corporation. Mr. Marchese is a member of the board of directors of Nalco Holding Company and Quality Distribution Inc. and a member of the board of managers of Quality Distribution LLC.

Steven F. Mayer has served as a member of our Board since May 2004. He is a Managing Director of Cerberus. Prior to joining Cerberus in 2002 and since 2001, Mr. Mayer was an Executive Managing Director of Gores Technology Group. Prior to joining Gores, from 1996 to 2001, Mr. Mayer was a Managing Director of Libra Capital Partners, L.P. From 1994 until 1996, Mr. Mayer was a Managing Director of Aries Capital Group, LLC, a private equity investment firm that he co-founded. From 1992 until 1994, Mr. Mayer was a principal with Apollo Advisors, L.P. and Lion Advisors, L.P., affiliated private investment firms. Prior to that time, Mr. Mayer was an attorney with Sullivan & Cromwell. Mr. Mayer is a member of the boards of directors of LNR Property Holdings Corp., Decision One Corporation, Spyglass Entertainment Holdings, LLC and Talecris Biotherapeutics Holdings Corp. Mr. Mayer received his A.B., cum laude, from Princeton University and his juris doctor degree, magna cum laude, from Harvard Law School. Cerberus is the indirect holder of a majority of the outstanding shares of our common stock.

Charles H. (Chuck) McElrea served as our Chief Executive Officer from May 2004 until his retirement from that position in October 2005, and has served as a member of our Board since May 2004. Prior to that time, Mr. McElrea worked at Georgia-Pacific for 26 years, most recently as President of the Distribution Division for four years and as Vice President of Finance, Information Technology and Strategy of Containerboard and Packaging for one year. Mr. McElrea held several other senior management positions including Vice President of Distribution Division Integrated Business Systems, Vice President of Packaging Division Business Planning & Logistics, Vice President of Pulp & Paper Logistics, Vice President of Purchasing and Vice President of the Bleached Board Division. He also held company positions in both manufacturing and finance/accounting. Mr. McElrea received a Bachelor’s degree in Business from California Polytechnic State University in 1977.

Alan H. Schumacher has served as a member of our Board since May 2004. He is a director of Noranda HoldCo and has been a director of that company since January 2008. He also is a member of the board of directors of Quality Distribution Inc. and a member of the board of managers of Quality Distribution LLC and has served on those boards since May 2004. Mr. Schumacher is a member of the Federal Accounting Standards Advisory Board and has served on that board since 2002. Mr. Schumacher has 23 years of experience working in various positions at American National Can Corporation and American National Can Group, where, from 1997 until his retirement in 2000, he served as Executive Vice President and Chief Financial Officer and, from 1988 through 1996, he served as Vice President, Controller and Chief Accounting Officer.

Mark A. Suwyn has served as a member of our Board since May 2005. Mr. Suwyn is the Chairman and Chief Executive Officer of NewPage Corporation; he has served as Chairman of their Board since May 2005, and Chief Executive Officer since March 2006. Previously, he served as the Chairman and Chief Executive Officer of Louisiana-Pacific Corporation from 1996 to 2004. From 1992 to 1995, Mr. Suwyn served as Executive Vice President of International Paper Co. Mr. Suwyn has also served as Senior Vice President of E.I. du Pont de Nemours and Company. Mr. Suwyn currently sits on the boards of NewPage Holding Corporation, NewPage Group and Ballard Power Systems Inc. Mr. Suwyn has previously served as a senior member of the operations team of Cerberus and as an advisor to Cerberus. Cerberus is the indirect holder of a majority of the outstanding shares of our common stock.

Robert G. Warden has served as a member of our Board since May 2004. Mr. Warden is a Managing Director of Cerberus, which he joined in February 2003. Prior to joining Cerberus, Mr. Warden was a Vice President at J.H. Whitney from May 2000 to February 2003, a principal at Cornerstone Equity Investors LLC from July 1998 to May 2000 and an associate at Donaldson, Lufkin & Jenrette from July 1995 to July 1998. Mr. Warden graduated with an AB from Brown University in 1995. Cerberus is the indirect holder of a majority of the outstanding shares of our common stock.

M. Richard Warner has served as a member of our Board since March 2008. Mr. Warner is a consultant for Cerberus. Prior to his work with Cerberus, Mr. Warner was employed for more than 20 years in a variety of capacities at Temple-Inland Inc., most recently as a Senior Advisor during 2006, President from 2003 to 2005, Vice President & Chief Administrative Officer from 1999 to 2003 and Vice President & General Counsel from 1994 to 2002. Prior to joining Temple-Inland, Mr. Warner was a commercial lawyer in private practice. Mr. Warner currently serves on the boards of Balcones Resources Inc. and Hilco Receivables, LLC, a Cerberus portfolio company. Mr. Warner received his BBA degree, magna cum laude, from Baylor University and his Juris Doctor degree from Baylor University Law School. Cerberus is the indirect holder of a majority of the outstanding shares of our common stock.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties who wish to send communications, including recommendations for director nominees, to our Board or any individual director may do so by writing to the Board of Directors, in care of our secretary, at our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Your letter should indicate whether you are a stockholder. Depending on the subject matter, our secretary will, as appropriate:

•	forward the communication to the director to whom it is addressed or, in the case of communications addressed to the Board of Directors generally, to the chairman;

•	attempt to handle the inquiry directly where it is a request for information about us; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper topic.

Communications from interested parties that are complaints or concerns relating to financial and accounting methods, internal accounting controls or auditing matters should be sent to the chairman of the Audit Committee, following the procedures set forth above. Director nominations will be reviewed for compliance with the requirements identified under “Submission of Stockholder Proposals” on page 36 of this proxy statement and if they meet such requirements, will be promptly forwarded to the director or directors identified in the communication.

All communications will be summarized for our Board on a periodic basis and each letter will be made available to any director upon request.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of April 2, 2008 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by (1) each director or director nominee, (2) each named executive officer, (3) all executive officers and directors as a group, and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock. Unless otherwise noted, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that a beneficial owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing percentage ownership of such owner.

	Number of Shares	Percentage of Shares
Name of Beneficial Owner	Beneficially Owned	Outstanding(11)

Stephen Feinberg(1)(2)	18,100,000	56.29%
Stadium Capital Management, LLC(3)	2,667,964	8.30%
Kent Whitaker(4)	1,664,001	5.18%
Howard S. Cohen	500,000	1.56%
George R. Judd(5)	684,407	2.13%
Howard D. Goforth	110,000	*
Barbara V. Tinsley(6)	92,135	*
Duane G. Goodwin(7)	91,103	*
Richard S. Grant(8)	20,000	*
Richard B. Marchese(9)	10,000	*
Steven F. Mayer(10)	0	0
Charles H. McElrea	350,000	1.09%
Alan H. Schumacher	7,750	*
Mark A. Suwyn	0	0
Robert G. Warden(2)	0	0
M. Richard Warner	0	0
Steven E. Macadam	40,000	*
Lynn A. Wentworth	10,000	*
Steven G. Skinner	0	0
Directors and executive officers as a group (18 persons)	2,034,464	6.31%

*	Less than one percent.

(1)	Cerberus ABP Investor LLC is the record holder of 18,100,000 shares of our common stock. Mr. Feinberg exercises sole voting and investment authority over all of our securities owned by Cerberus ABP Investor LLC. Thus, pursuant to Rule 13d-3 under the Exchange Act, Mr. Feinberg is deemed to beneficially own 18,100,000 shares of our common stock.

(2)	The address for Messrs. Feinberg and Warden is c/o Cerberus Capital Management, L.P., 299 Park Avenue, New York, NY 10171.

(3)	Information presented is based on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2008 by Stadium Capital Management, LLC (“SCM”), Alexander M. Seaver (“Seaver”), Bradley R. Kent (“Kent”) and Stadium Capital Partners, L.P. (“SCP”). The Schedule 13G reflects total ownership of 2,667,964 shares, of which SCM and Seaver each have beneficial ownership of 2,667,964 shares, and SCP has beneficial ownership of 2,220,084 shares. The business address for each of SCM, Seaver, Kent and SCP is 19785 Village Office Court, Suite 101, Bend, Oregon 97702.

(4)	Information presented is based on a Schedule 13G filed with the SEC on January 17, 2008 by Kent Whitaker (“Whitaker”) and Regent Street Capital, LLC (“Regent”). The Schedule 13G reflects total ownership of

1,664,876 shares, of which Whitaker has beneficial ownership of 1,664,001 shares, and Regent has beneficial ownership of 1,644,876 shares. The business address for each of Whitaker and Regent is 140 East 45th Street, 18th Floor, New York, New York 10017.

(5)	Mr. Judd’s ownership includes options to purchase 31,459 shares of our common stock which are exercisable as of April 2, 2008, or that will become exercisable within 60 days of that date.

(6)	Ms. Tinsley’s ownership includes options to purchase 8,468 shares of our common stock which are exercisable as of April 2, 2008, or that will become exercisable within 60 days of that date.

(7)	Mr. Goodwin’s ownership includes options to purchase 28,468 shares of our common stock which are exercisable as of April 2, 2008, or that will become exercisable within 60 days of that date.

(8)	Mr. Grant’s ownership includes options to purchase 10,000 shares of our common stock which are exercisable as of April 2, 2008, or that will become exercisable within 60 days of that date.

(9)	Mr. Marchese’s ownership includes options to purchase 10,000 shares of our common stock which are exercisable as of April 2, 2008, or that will become exercisable within 60 days of that date.

(10)	The address for Mr. Mayer is c/o Cerberus California, Inc., 11812 San Vicente Boulevard, Los Angeles, CA 90049.

(11)	The percentage calculations are based on 32,152,269 shares of our common stock outstanding on April 2, 2008.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such reports received by us with respect to transactions during our 2007 fiscal year, or written representations from certain reporting persons, we believe that our directors, executive officers and persons who own more than 10% of our equity securities have complied with all applicable filing requirements for our 2007 fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors, referred to in this discussion as the Committee, is responsible for reviewing, establishing and approving the compensation of our named executive officers. Compensation paid to our Chief Executive Officer, Chief Financial Officer and the other named executive officers identified in the Summary Compensation Table is set forth under “Compensation of Executive Officers” below. The following discussion and analysis focuses on compensation to our named executive officers for fiscal 2007. Since the end of fiscal 2007, our former Chief Executive Officer, Stephen E. Macadam, and former Chief Financial Officer, Lynn A. Wentworth, both resigned from BlueLinx. New rules regarding the disclosure of compensation to named executive officers became effective with last year’s proxy statement, so disclosures contained in this discussion and the tables and other disclosures under “Compensation of Executive Officers” may not be comparable to years prior to 2006.

The Committee regularly consults with management regarding employee compensation matters. Mr. Macadam’s compensation was largely determined by his employment agreement. The terms of his employment agreement were established based on a review of the compensation he was receiving from his former employer as well as our review of the market data for chief executive officer compensation at comparator companies which was provided to the Committee by an outside compensation consultant, Hewitt Associates, in its 2005 compensation benchmarking survey. Our Chief Executive Officer makes compensation recommendations to the Committee for the other named executive officers. The Committee also considers market factors in making decisions about our compensation program. In this regard, in 2005, the Committee retained Hewitt Associates to advise it on executive compensation matters and to provide compensation recommendations as to our executive officers. The Committee and the Company periodically discuss compensation issues and solicit compensation advice and recommendations from Hewitt. The following discussion and analysis, which was reviewed and approved by the Committee, analyzes the objectives and results for 2007 of our named executive officer compensation policies and procedures.

Compensation Policies and Objectives

Our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with that of our stockholders through equity ownership and by promoting the attainment of certain individual and corporate goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company.

Our executive compensation program is based on the following principles:

•	Compensation decisions are driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual;

•	Performance is determined with reference to pre-established goals, both with respect to the Company and the individual, which we believe enhances the individual executive’s performance;

•	Where possible, a significant component of total direct compensation should consist of variable compensation;

•	Total compensation opportunity should be comparable to the marketplace; and

•	Increased compensation can be earned through an individual’s increased contribution to the Company.

Compensation programs in which our named executive officers participate are designed to be competitive with the compensation programs of companies with whom we compete for executive talent in order to enhance our ability to attract and retain key executive leadership. In this regard, the Committee directed the Company to engage Hewitt Associates to perform a benchmark study of the Company’s compensation structure in 2005. In evaluating our compensation program, the Committee considered the level of compensation paid to executive officers in comparable executive positions within two comparator groups. Hewitt Associates developed a list of companies for the Committee to consider for use in the comparator groups. The Committee and the Company’s Chief Executive Officer and Vice President, Human Resources reviewed the lists of companies selected by Hewitt. The Committee then determined what companies were ultimately included in the comparator groups.

The first comparator group consists of 23 general industry companies with a focus on distribution, building products and other manufacturing and annual revenues between $1.2 and $12.2 billion. This group comprised the following companies: American Standard Companies Inc.; Anderson Corporation; Beazer Homes USA, Inc.; Boise Cascade Corporation; Goodrich Corporation; Ingersoll-Rand Company; Jacuzzi Brands Inc.; Kohler Company; Lennox International Inc.; Masco Corporation; Maytag Corporation; Owens Corning; Pactiv Corporation; Schneider National Inc.; Steelcase Inc.; Temple-Inland Inc.; The Black & Decker Corporation; The Scotts Company; The Sherwin-Williams Company; USG Corporation; Vulcan Materials Company; W.W. Grainger Inc.; and Whirlpool Corporation.

The second comparator group consists of 21 companies representing the distribution and building products industries with annual revenues between $638 million and $9.3 billion. This group comprised the following companies: Amcon Distributing Company; Andersons Inc.; Applied Industrial Technologies Inc.; Beacon Roofing Supply Inc.; Building Materials Holding Corporation; Builders FirstSource Inc.; Fastenal Company; Genuine Parts Company; Handleman Company; Hughes Supply Inc.; Huttig Building Products Inc.; Interline Brands Inc.; MSC Industrial Direct; Rush Enterprises Inc.; Russel Metals Inc.; UAP Holding Corporation; United Rentals Inc.; Universal Forest Products; Watsco Inc.; Wesco International Inc.; and WW Grainger Inc.

Hewitt’s comprehensive benchmarking study focused on a number of elements to compare the Company to companies within these comparator groups, including base salaries, target bonuses and actual bonuses paid, actual annual equity awards, total cash compensation, benefits and total compensation. The Company and the

Committee reviewed information from these comparator companies to assist them in establishing the compensation program for the Company, setting our executive officers’ compensation and benefits to be competitive with those of executive officers in similar positions at these comparator companies and to achieve a balance of incentives to help achieve our performance objectives. The Committee periodically consults with Hewitt on compensation issues and may periodically engage consultants in the future to advise on the ongoing competitiveness of our compensation programs as warranted. In addition, the Committee periodically reviews and revises salary ranges and total compensation programs to develop compensation ranges that it believes will position us within the same range as market salaries for similar positions in our industry based on market information obtained from consultation with Hewitt, informal market surveys, various trade group publications and other publicly available information.

Elements of Compensation

Compensation for our named executive officers consists of four general components:

•	Base salary;

•	Annual performance-based cash awards;

•	Long-term equity incentive compensation; and

•	Other perquisite and benefit programs.

The appropriate mix and amount of compensation for each executive officer varies based on the level of the executive’s responsibilities, as determined by the Committee in consultation with the Chief Executive Officer. Our former Chief Executive Officer’s compensation structure was largely established by his employment agreement, although the Committee may increase any component of compensation provided to any of the named executive officers by an employment agreement. There is no established policy or formula for allocating any individual’s total compensation between cash and non-cash, or between short-term and long-term incentives. This approach is designed to provide the Company with flexibility to respond to marketplace and individual factors in attracting and retaining executive talent and encouraging performance.

Several members of the Company’s executive team are relatively new to BlueLinx and therefore certain elements of their compensation, including base salary and, in some cases, short and long-term incentives, were established in an effort to attract them to join BlueLinx. In establishing these compensation structures, the Committee applied the principles described in this discussion, as well as individual considerations to attract the executive officer to join BlueLinx.

•	Mr. Macadam, our former Chief Executive Officer, entered into an employment agreement with the Company in October 2005, which was approved by the full Board of Directors. Pursuant to the agreement, his base salary was established at $750,000 for 2007 and was scheduled to increase to $800,000 in 2008. In January 2008, the Company and Mr. Macadam amended his agreement to extend the term until December 2009 and defer his base salary increase scheduled for 2008 until 2009. Mr. Macadam received a cash bonus of $225,000 for 2007 under the Company’s short term incentive plan (the “STIP”). He also received equity grants described below pursuant to the Company’s long term equity incentive plan. Mr. Macadam resigned from BlueLinx effective March 10, 2008. Mr. Macadam did not receive any compensation upon or in connection with his resignation from the Company. All of Mr. Macadam’s outstanding equity awards were forfeited upon his resignation.

•	Mr. Skinner, our former Senior Vice President, Industrials, and Interim Chief Financial Officer for the period of January 1, 2007 to January 21, 2007, joined the Company in December 2005 with an annual base salary established at $250,000. This compensation level was established based on a review of the market data for compensation of executive officers in similar positions at comparator companies which was provided by Hewitt in the 2005 compensation benchmarking survey. His salary was increased from $250,000 to $255,000 on May 29, 2007 in connection with the Committee’s annual review of executive salaries. The Compensation Committee further increased Mr. Skinner’s salary to $270,000 on August 23, 2007. This increase was approved to compensate Mr. Skinner for his expenses associated with traveling to work in Atlanta given his inability to sell his Connecticut home. Effective with this increase, Mr. Skinner was responsible for paying for all of his expenses related to commuting to and from Atlanta for work. Mr. Skinner left BlueLinx effective October 17, 2007. All of Mr. Skinner’s outstanding equity awards were forfeited upon his resignation.

•	The annual base salary of Mr. Judd, our President and Chief Operating Officer, was adjusted from $310,000 to $450,000 in February 2007 based on (1) Mr. Judd’s performance and his critical role within the Company related to our operating results and future growth objectives, (2) competitive market salaries for similar positions in the industry, based on data provided in the Hewitt benchmarking survey, and (3) the need to equitably balance Mr. Judd’s compensation in relation to his peers on the Company’s executive team. Mr. Judd did not receive a further increase in May during the Company’s annual salary review. Mr. Judd received a cash bonus of $125,000 for 2007 under the Company’s STIP. Mr. Judd is not covered by an employment agreement that governs the terms of his compensation.

•	Ms. Wentworth, who resigned from her position as the Company’s Chief Financial Officer effective February 15, 2008, entered into an employment agreement with the Company effective January 22, 2007. Pursuant to the agreement, her annual base salary was paid at the rate of $400,000 for 2007. In addition, she was entitled to receive a minimum cash bonus award of 60% of her salary for 2007 which was paid on a prorated basis in the amount of $220,000. She was also entitled to an annual equity grant, payable in Company stock or options, valued at $400,000 in 2007. The equity grant was forfeited following her resignation in January 2008. Ms. Wentworth’s compensation was established based on a review of the compensation she was receiving from her former employer at that time as well as our review of the market data for chief financial officer compensation at comparator companies which was provided by Hewitt in the 2005 compensation benchmarking survey. Ms. Wentworth did not receive any compensation upon or in connection with her resignation from the Company. With the exception of 10,000 shares of restricted stock, which vested on January 22, 2008, all of Ms. Wentworth’s outstanding equity awards were forfeited upon her resignation.

•	The annual base salary of Mr. Goodwin, our Senior Vice President, Supply Chain, was adjusted from $254,300 to $267,015 in May 2007 in connection with the Committee’s annual review of executive salaries. Mr. Goodwin received a cash bonus of $50,000 for 2007 under the Company’s STIP. He also received equity grants described below pursuant to the Company’s long term equity incentive plan. Mr. Goodwin is not covered by an employment agreement that governs the terms of his compensation.

•	The annual base salary of Ms. Tinsley, our Senior Vice President, General Counsel & Secretary, was adjusted from $235,000 to $246,000 in May 2007 in connection with the Committee’s annual review of executive salaries. Ms. Tinsley received a cash bonus of $40,000 for 2007 under the Company’s STIP. On April 7, 2008, Ms. Tinsley announced her retirement effective May 1, 2008. In connection with her retirement, Ms. Tinsley is expected to receive a payment of $297,581. The Company is also accelerating the vesting of 40,838 shares of restricted stock owned by Ms. Tinsley.

The Committee typically reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation on an annual basis. Our Chief Executive Officer presented recommendations and proposals on 2007 compensation, which were developed in consultation with our Vice President, Human Resources and other Company representatives, to the Committee, including recommended base salaries, recommended structure, target levels and payout levels for the annual cash bonus program under the Company’s STIP, and recommended equity awards to executive officers, and management’s rationale for its recommendations. The Compensation Committee considered these recommendations before determining compensation.

Base Salary

Base salaries represent a fixed portion of named executive officer compensation and vary by job responsibility. We provide base salary because it is standard in the marketplace and provides a stable part of compensation to encourage retention. Named executive officer salaries generally are reviewed and approved annually by the Committee. Additionally, periodic salary adjustments are considered upon a promotion, change in job responsibility or when otherwise necessary for equitable reasons. The Chief Executive Officer’s base salary was established in his employment agreement, and the Committee consults with the Chief Executive Officer regarding the salaries of the other named executive officers. The Committee then considers such matters and approves base salary as to the named executive officers. The Committee primarily considers the recommendations of the Chief Executive Officer, market data, a general review of the executive’s compensation (individually and relative to the other executives), and the individual performance of the executive.

Annual Bonuses

We utilize cash bonuses as an incentive to promote achievement of individual and Company performance goals. This component of compensation places more emphasis on our annual profitability and the potential rewards associated with future performance of the Company and the individual executive. Annual bonuses are determined based on agreements with the individual executive as well as pursuant to the Company’s STIP. Cash incentives are designed to:

•	Support our strategic business objectives;

•	Promote the attainment of specific financial goals;

•	Reward achievement of specific performance objectives; and

•	Encourage teamwork.

In February 2007, the Committee approved the STIP goals for fiscal 2007, which provide for cash incentives upon the achievement of pre-established corporate goals. At such time, the Committee established the financial goals used in establishing bonus targets for fiscal 2007 under the STIP. These criteria are applicable to all participants under the STIP, including the Company’s named executive officers. There are approximately 340 participants eligible for awards under the STIP, consisting of the Company’s manager level employees through the named executive officers.

Under the STIP, an annual bonus pool is established and funded based solely on performance as measured against established business and/or financial goals at different levels of the Company’s operating structure. The Committee establishes the bonus pool based on Company performance. In general, the bonus pool is allocated to each participant based on the participant’s “target bonus percentage” (a percentage of such participant’s current base salary) and the extent to which the Company and/or such participant’s operating group(s) meets the established business and/or financial goals. Each of the named executive officers is a participant in the STIP, and each of their annual bonuses are subject to adjustment by the Committee, in its discretion, based on the executive’s individual performance and contribution to the Company during the year.

The Committee established the financial performance metrics for the STIP for 2007 as: (i) corporate earnings before interest, tax, depreciation and amortization; (ii) corporate return on net assets; (iii) branch or region earnings before interest and taxes, for branch and region level participants, and (iv) branch or region return on working capital, for branch and region level participants. The threshold, target and maximum bonus percentages for 2007 for each of the named executive officers as a percentage of each executive’s base salary were as follows:

	Threshold	Target	Maximum

Stephen E. Macadam	37.5%	75%	150%
George R. Judd	32.5%	65%	130%
Lynn A. Wentworth	30.0%	60%	120%
Steven G. Skinner	22.5%	45%	90%
Duane G. Goodwin	22.5%	45%	90%
Barbara V. Tinsley	22.5%	45%	90%

Generally, the Committee sets the target levels for financial performance metrics for the STIP in alignment with the Company’s strategic plan. In making the annual determination of the threshold, target and maximum levels, the Committee may consider specific circumstances facing the Company during the year. For fiscal 2007, 60% of a named executive officer’s potential STIP award was based on corporate earnings before interest, tax, depreciation and amortization. The other 40% of the named executive officer’s potential STIP award in 2007 was allocated based on individual performance.

The Committee determined that the Company did not achieve the pre-established threshold level for the EBITDA financial performance target in 2007. The named executive officers were awarded the following discretionary bonuses based in part on the Company’s achievement of certain operational metrics and strategic initiatives established by the Committee in February 2007 and in part upon individual performance.

Stephen E. Macadam	$225,000
George R. Judd	$120,000
Duane G. Goodwin	$50,000
Barbara V. Tinsley	$40,000

Additionally, cash bonuses were paid to certain named executive officers based on prior agreements. Pursuant to the terms of her employment agreement, Ms. Wentworth received a one time guaranteed cash bonus of $220,000 for 2007. The Committee may in the future exercise similar discretion as to awards outside the STIP based on relevant factors at such time.

Long Term Equity Incentive Plan

The purpose of our Long Term Equity Incentive Plan, or LTIP, is to provide an incentive to our employees to work towards the achievement of our long term performance goals. A further purpose of the LTIP is to provide a means through which we may better attract able individuals to become employees of the Company by providing these individuals with stock ownership. We also consider the program a key retention tool. For all of these reasons, we believe this component of compensation further advances and aligns the interests of the Company and its stockholders. LTIP grants are made annually. On May 29, 2007, the Compensation Committee resolved to set the date on which annual LTIP grants would be made to executive officers to the second Tuesday of each fiscal year. The Committee has the discretion to make additional LTIP grants at any time during the year. Such grants generally will be in connection with new hires or promotions within the Company.

In making decisions regarding long-term equity incentive awards for named executive officers, the Committee reviews the comparable equity award data for similar positions in our industry, market data and data from our compensation consultant, and also considers other relevant factors, such as each individual’s performance and responsibilities.

In March 2007, the Committee awarded a total of 204,063 shares of restricted stock and 245,026 performance shares to the Company’s executives, which included the following grants to the named executive officers: Mr. Macadam (46,875 restricted shares and 59,713 performance shares); Mr. Judd (33,313 restricted shares and 42,436 performance shares); Ms. Wentworth (25,000 restricted shares and 31,847 performance shares); Mr. Goodwin (8,875 restricted shares and 11,306 performance shares); Ms. Tinsley (8,875 restricted shares and 11,306 performance shares); and Mr. Skinner (8,875 restricted shares and 11,306 performance shares). The awards were structured so that each executive officer received 50% of their LTIP grant date fair value in the form of restricted shares and 50% of the grant date fair value in the form of performance shares. The restricted stock awards vest five years from the date of the grant but are subject to accelerated vesting in the event the Company’s stock price reaches the following pre-established levels for at least 90 consecutive days:

Cumulative Percentage
of Award Shares Vested

Average Company Share Price Increases to $12.03	33.333%
Average Company Share Price Increases to $13.84	66.66%
Average Company Share Price Increases to $15.92	100%

In no event can greater than 33.333% of the awards vest before one year from the date of the grant. These vesting targets were determined based on compounded stock price appreciation of 15% from the market price of our common stock of $10.46 on the date of the grant and are used for compensatory purposes only. This rate of stock price appreciation is not the Committee’s or the Company’s estimate or projection of future prices for the Company’s stock.

The number of performance shares issued to each executive represents a target number of shares to be issued to the recipient at the conclusion of the performance cycle on December 31, 2009 (subject to accelerated vesting in the event of a change of control, as defined in the LTIP). The performance measure vesting schedule in the award agreement is used to determine the actual amount of shares of Company common stock to be issued to the recipient, based on whether or not the Company meets certain targets for return on net assets in 2009 and specialty product volume growth in excess of the Company’s end-use market growth for the performance period of 2007-2009. Given the current economic environment and conditions in the housing market and the Company’s financial results for fiscal 2007, the Company believes it will be very difficult for an executive to realize the target number of performance shares or higher. These targets were approved by the Compensation Committee in conjunction with the grant of performance share awards. Pursuant to the terms of the performance measure vesting schedule, a recipient may earn 0% to 150% of the number of targeted shares awarded to him or her in the Performance Share Award Agreement.

Additionally, Ms. Wentworth was awarded 10,000 shares of restricted stock and 100,000 options on January 22, 2007 as part of her incentive package to join the Company. The options were issued with an exercise price of $10.22, which was the closing price of the stock on the New York Stock Exchange on the date preceding the date of the grant. The options were to vest ratably over a five year period. Ms. Wentworth resigned from her position of chief financial officer effective February 15, 2008. Ms. Wentworth did not receive any compensation upon or in connection with her resignation from the Company. With the exception of the 10,000 shares of restricted stock, which vested on January 22, 2008, all of Ms. Wentworth’s outstanding equity awards were forfeited upon her resignation.

Defined Contribution Plan

The Company provides retirement benefits to the named executive officers, including matching contributions, under the terms of its tax-qualified 401(k) defined contribution plan. The named executive officers participate in the plan on substantially the same terms as our other participating employees. We believe that these benefits are comparable to those provided by comparable companies. The Company does not maintain any defined benefit or supplemental retirement plans.

Perquisites and Other Personal Benefits

The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable, competitive in the market and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The named executive officers are generally provided a car allowance, payment of certain club dues, life insurance and reimbursement for relocation expenses, if applicable. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Costs of the perquisites and personal benefits described above for the named executive officers for fiscal 2007 that meet the threshold established by SEC regulations are included in the Summary Compensation Table in this Proxy Statement in the “All Other Compensation” column. See “Compensation of Executive Officers.”

Employment Agreements and Change in Control Agreements

Employment Agreement with Interim Chief Executive Officer

We entered into an agreement with Howard S. Cohen to serve as our Interim Chief Executive Officer effective March 10, 2008. Mr. Cohen’s employment term as Interim Chief Executive Officer expires once we employ a permanent chief executive officer, provided, however that either party may terminate the Employment Agreement upon thirty days written notice to the other party. The Employment Agreement provides that Mr. Cohen will receive a base salary at the rate of $750,000 per year. Mr. Cohen shall also be eligible to receive an annual bonus pursuant to the terms of the STIP, with the annual bonus potential to be a target of 75% of his base salary up to a maximum of 150% of base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Compensation Committee in advance for each fiscal year in accordance with the terms of the STIP. In addition, the Employment Agreement provides that Mr. Cohen is eligible to participate in all benefit programs for which senior executives are generally eligible.

Pursuant to the terms of the Employment Agreement, on March 10, 2008, Mr. Cohen received options to purchase 750,000 shares of the Company’s common stock and a restricted stock award of 500,000 restricted shares of the Company. Mr. Cohen will receive an additional 250,000 restricted shares of the Company’s common stock following the 2008 Annual Meeting of Stockholders providing, among other things, that the restricted shares vest in three equal annual installments beginning on March 10, 2009. The exercise price of the options is $4.66 per share based upon the closing price of the Company’s common stock on the New York Stock Exchange on the date preceding the date of the grant. All 750,000 shares of restricted stock will also vest in three equal annual installments beginning on March 10, 2009. Upon a termination of Mr. Cohen’s service as Chairman and Interim Chief Executive Officer for cause (as defined in Mr. Cohen’s Employment Agreement) or due to Mr. Cohen’s resignation, the unvested portion of the options and restricted stock awards will be forfeited. In the event of a change of control or the termination of Mr. Cohen’s service without cause, all of the options and restricted stock awards will vest immediately in their entirety.

Employment Agreement with former Chief Executive Officer

We entered into an employment agreement with Stephen E. Macadam to serve as our Chief Executive Officer effective October 20, 2005. Mr. Macadam resigned from BlueLinx effective March 10, 2008. The employment agreement, as amended, was scheduled to expire on December 31, 2009. Pursuant to his employment agreement, Mr. Macadam’s annual base salary was established at the rate of $750,000 for 2007. Mr. Macadam was also eligible to receive an annual bonus pursuant to the terms of the Company’s annual bonus plan, with the annual bonus potential to be a target of 75% of his base salary up to a maximum of 150% of base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year in accordance with the terms of the bonus plan. For 2006, Mr. Macadam was guaranteed to receive a minimum bonus of 50% of his base salary, and in 2007 and thereafter Mr. Macadam was to participate in the STIP. For each of fiscal years 2006, 2007 and 2008, Mr. Macadam was also entitled to receive an annual equity grant equivalent to $750,000 in value, payable in the form of awards of stock options and/or shares of restricted stock under the Company’s long-term equity incentive plan as then in effect, all on such terms and conditions as the Committee determined in accordance with the provisions of such plan. In addition, the employment agreement provides that Mr. Macadam is eligible to participate in all benefit programs for which senior executives are generally eligible. Mr. Macadam was awarded a discretionary bonus of $225,000 for 2007 under the STIP.

The employment agreement also provided that Mr. Macadam receive an option to purchase 750,000 shares of the Company’s common stock. This option was granted under the Company’s 2004 Equity Incentive Plan pursuant to a stock option agreement dated October 20, 2005 that provided, among other things, that the exercise price of the option is $13.50 per share, and that the option vests in five equal annual installments beginning on October 20, 2006. The exercise price of the option of $13.50 per share was determined based on the price of the Company’s common stock for its initial public offering. These options were issued with a strike price above the then current market price of the Company’s common stock, which was $12.80 per share based on the closing price of the Company’s common stock on the day preceding the grant date. The options were forfeited upon Mr. Macadam’s resignation from the Company effective March 10, 2008. Mr. Macadam did not receive any compensation upon or in connection with his resignation from the Company.

Employment Agreement with former Chief Financial Officer

Ms. Wentworth’s employment agreement with BlueLinx was effective January 22, 2007. The Agreement was scheduled to expire on December 31, 2009. Ms. Wentworth resigned from BlueLinx effective February 15, 2008. Ms. Wentworth’s annual base salary was established at the rate of $400,000 per year prorated for the portion of any partial year during which she was employed by the Company. Ms. Wentworth was also eligible to receive an annual bonus pursuant to the terms of the Company’s annual bonus plan, with the annual bonus potential to be a target of 60% of her base salary up to a maximum of 120% of base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year in accordance with the terms of the bonus plan. For fiscal 2007, Ms. Wentworth was guaranteed to receive a bonus of 60% of her base salary. For each of fiscal 2007, 2008 and 2009, Ms. Wentworth was also entitled to receive an annual equity grant equivalent to $400,000 in value payable in the form of awards of stock options and/or shares of restricted stock under the Company’s long-term equity incentive plan as then in effect, all on such terms and conditions as the Committee determined in accordance with the provisions of such plan. In addition, the Agreement provides that Ms. Wentworth is eligible to participate in all benefit programs for which senior executives are generally eligible.

Ms. Wentworth also received 10,000 restricted shares of the Company’s common stock on January 22, 2007 which vested over a one-year period. The shares were issued pursuant to the Company’s 2006 LTIP. Ms. Wentworth also received an option to purchase 100,000 shares of the Company’s common stock on January 22, 2007. The option was granted under the Company’s 2006 LTIP. The option vests in five equal annual installments beginning on January 22, 2008. The option exercise price of $11.22 was determined based on the closing price of the Company’s common stock on the day preceding the grant date of January 22, 2007. The restricted shares and the options were issued to Ms. Wentworth as part of her incentive package to join the Company. Ms. Wentworth’s options were forfeited upon her resignation from the Company. Ms. Wentworth did not receive any compensation upon or in connection with her resignation from the Company.

Employment Agreement with Chief Financial Officer

Mr. Goforth’s employment agreement with BlueLinx was effective February 18, 2008. The Agreement is scheduled to expire on February 18, 2011, except that it will be renewed automatically for one additional year unless either party provides prior written notice of non-renewal thirty days in advance of the original expiration date. Mr. Goforth’s annual base salary shall be paid at the rate of $325,000 per year, prorated for the portion of any partial year during which he is employed by the Company. Mr. Goforth shall also be eligible to receive an annual bonus pursuant to the terms of the Company’s annual bonus plan, with the annual bonus potential to be a target of 60% of his base salary up to a maximum of 120% of base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year in accordance with the terms of the bonus plan. For fiscal 2008, Mr. Goforth was issued 40,000 shares of restricted stock and 42,000 performance shares subject to similar time and performance based vesting criteria as was established by the Committee for similar executive level grants issued to Company executives on January 8, 2008. In addition, the Agreement provides that Mr. Goforth is eligible to participate in all benefit programs for which senior executives are generally eligible.

Mr. Goforth also received 60,000 restricted shares of the Company’s common stock on February 18, 2008 as part of his incentive package to join the Company. The shares were issued pursuant to the Company’s 2004 Long Term Equity Incentive Plan. The shares vest over a three-year period, but if Mr. Goforth’s employment is terminated without cause or if he resigns for good reason within the first three years, these 60,000 shares will immediately vest.

Under his Agreement, the Company may terminate Mr. Goforth’s employment for cause or without cause. If Mr. Goforth’s employment is terminated without cause or he resigns for good reason, the Agreement provides Mr. Goforth with, among other things, payment equal to one time his annual base salary in effect immediately prior to the date of termination, plus one time the cash bonus amount equal to the target bonus amount Mr. Goforth was eligible to receive for the fiscal year prior to the year of the termination of his employment. Such sum is payable in twelve equal monthly installments commencing six months after the date of termination. The Employment Agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing for a period of eighteen months following his date of termination.

Employment Letter with former Senior Vice President, Industrials and former Interim CFO

We entered into an employment letter with Steven Skinner to serve as our Senior Vice President effective December 30, 2005. Mr. Skinner left BlueLinx effective October 17, 2007. Mr. Skinner received a $200,000 signing bonus from the Company in December 2005 and his annual base salary was $250,000. Mr. Skinner also was eligible to receive an annual bonus in 2006 pursuant to the terms of the Company’s STIP, with the annual bonus potential to be a target of 60% of his base salary up to a maximum of 90% of base salary, based upon satisfaction of performance goals and bonus criteria defined and approved by the Committee. For 2006 only, Mr. Skinner was guaranteed to receive a minimum bonus of 60% of his base salary, regardless of whether performance goals for 2006 were met. In addition, the employment letter provided that Mr. Skinner was eligible to participate in all benefit programs for which senior executives are generally eligible.

The employment letter also provided that Mr. Skinner receive an option to purchase 185,000 shares of the Company’s common stock. This option was granted under the 2004 LTIP pursuant to a stock option agreement dated January 3, 2006 that provided, among other things, that the exercise price of the option is $11.25 per share, and that the option vests in five equal annual installments beginning on January 3, 2007. The option exercise price of $11.25 was determined based on the closing price of the Company’s common stock on the day preceding the grant date of January 3, 2006. Mr. Skinner’s options were either forfeited or were not exercised within 90 days of his departure from the Company on October 17, 2007. Mr. Skinner received $83,081 in severance payments in connection with his departure from the Company.

Retention Incentive Agreement with Senior Vice President, Supply Chain

We entered into a retention incentive agreement with Duane G. Goodwin on April 1, 2008 in recognition of Mr. Goodwin’s significant contributions to the Company and the Company’s desire for Mr. Goodwin to remain employed with the Company. The agreement provides for an increase in Mr. Goodwin’s annual salary to $400,000 on January 1, 2009. The agreement further provides that if Mr. Goodwin remains employed by the Company through April 1, 2010, he shall receive a monetary bonus of $500,000.

Executive Severance Agreement with President and Chief Operating Officer

We entered into a letter agreement, effective May 7, 2004, with George R. Judd to define his continuing obligations during and after his employment as well as payments that he would be entitled to following the termination of his employment with the Company.

If the Company terminates Mr. Judd’s employment without cause or if he resigns for good reason, he will be entitled to, among other things, payment equal to two times his annual base salary in effect immediately prior to the date of termination, plus two times the cash bonus amount received by Mr. Judd for the fiscal year prior to the year of the termination of his employment. Payment will be made in equal monthly installments over a 24-month period from the date of termination.

The letter agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing for a period of eighteen months following his date of termination.

Executive Severance Agreement with Senior Vice President, General Counsel and Secretary

We entered into a letter agreement, effective May 7, 2004, with Barbara V. Tinsley to define her continuing obligations during and after her employment as well as payments that she would be entitled to following the termination of her employment with the Company.

If the Company were to terminate Ms. Tinsley’s employment without cause or if she resigned for good reason, she would have been entitled to, among other things, payment equal to one time her annual base salary in effect immediately prior to the date of termination, plus one time the cash bonus amount received by Ms. Tinsley for the fiscal year prior to the year of the termination of her employment. Payment would be made in equal monthly installments over a 12-month period from the date of termination.

The letter agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing for a period of eighteen months following her date of termination.

Internal Revenue Code Section 162(m)

In making compensation decisions, the Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the Company and meets other technical requirements. However, the Committee reserves the right to provide for compensation to executive officers that may not be deductible if it believes such compensation is in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2007 Annual Report on Form 10-K.

Mark Suwyn, Chairman
Alan Schumacher
Richard Marchese

COMPENSATION OF EXECUTIVE OFFICERS

2007 SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation, for fiscal 2007 and fiscal 2006, awarded or earned by our former Chief Executive Officer, our former Chief Financial Officer, our former Interim Chief Financial Officer and Senior Vice President — Industrials and our three most highly compensated other executive officers during fiscal 2007. We refer to these individuals as our “named executive officers.”

						Non-Equity
				Stock	Option	Incentive	All Other
		Salary	Bonus	Awards	Awards	Plan Comp.	Comp.	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)	($)

Stephen E. Macadam,	2007	750,000	0	430,306	838,778	225,000	31,572	2,275,656
Former CEO & Director(3)	2006	700,000	350,000	148,446	838,778	0	30,205	2,067,429
Lynn A. Wentworth,	2007	376,923	220,000	220,636	81,800	0	25,665	925,024
Former CFO & Treasurer(4)
George R. Judd,	2007	428,462	0	304,439	88,714	120,000	29,972	971,587
President & COO(5)	2006	297,731	0	87,110	88,714	0	29,243	502,798
Steven G. Skinner,	2007	205,582	0	0	0	0	159,585	365,167
Former SVP, Industrials(6)	2006	250,000	150,000	20,561	174,099	0	57,581	652,241
Duane G. Goodwin,	2007	261,655	0	81,524	60,678	50,000	13,004	466,861
SVP, Supply Chain(7)
Barbara V. Tinsley,	2007	241,797	0	81,524	115,283	40,000	15,108	493,712
SVP, General Counsel & Secretary(8)

(1)	Both stock and option awards are valued based on fair value of the entire grant as calculated under Statement of Financial Accounting Standards (“SFAS”) 123R, “Share Based Payment,” on the grant date. The amounts in these columns represent the compensation cost recognized by the Company for financial statement reporting purposes during the applicable fiscal year for grants made during such year and during prior years. Stock and option awards generally vest in various increments over multi-year periods. As a result, this fair value may not be indicative of the ultimate value the executive may receive under these grants. Moreover, in valuing stock and option awards, forfeitures will be disregarded. Therefore, calculations of stock and option award values will deviate from the information in the financial statements to the extent of forfeitures. See Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2007 for the valuation assumptions used in determining the fair value of the awards.

(2)	The Committee determined that the Company did not achieve the pre-established threshold level for the EBITDA financial performance target in 2007. The applicable named executive officers were awarded the following bonuses reflected in this column based in part on the Company’s achievement of certain operational metrics and strategic initiatives established by the Committee in February 2007 and in part upon individual performance. Any guaranteed bonuses paid to a named executive officer are reflected separately in the column titled “Bonus.”

(3)	Mr. Macadam resigned from his position as Chief Executive Officer effective March 10, 2008. Mr. Macadam’s “All Other Compensation” for fiscal 2007 includes an auto allowance of $10,000; club dues of $4,668; insurance premiums paid by the Company of $5,010; and Company contributions to his 401(k) plan account as part of the Company’s defined contribution plan of $11,894.

(4)	Ms. Wentworth resigned from her position as Chief Financial Officer and Treasurer effective February 15, 2008. Ms. Wentworth’s “All Other Compensation” for fiscal 2007 includes an auto allowance of $7,067; club dues of $5,654; insurance premiums paid by the Company of $4,367; and Company contributions to her 401(k) plan account as part of the Company’s defined contribution plan of $8,577.

(5)	Mr. Judd’s “All Other Compensation” for fiscal 2007 includes an auto allowance of $7,620; club dues of $6,000; insurance premiums paid by the Company of $5,267; and Company contributions to his 401(k) plan account as part of the Company’s defined contribution plan of $11,085.

(6)	Effective October 17, 2007, Mr. Skinner and the Company mutually agreed to end Mr. Skinner’s relationship with the Company. Mr. Skinner is included in this table because he served as the Company’s interim chief financial officer from January 1, 2007 until January 22, 2007. Mr. Skinner’s “All Other Compensation” for fiscal 2007 includes severance of $83,081; an auto allowance of $6,058; insurance premiums paid by the Company of $4,367; relocation assistance payments made by the Company of $54,416; and Company contributions to his 401(k) plan account as part of the Company’s defined contribution plan of $11,663.

(7)	Mr. Goodwin’s “All Other Compensation” for fiscal 2007 includes insurance premiums paid by the Company of $4,367; and Company contributions to his 401(k) plan account as part of the Company’s defined contribution plan of $8,637.

(8)	Ms. Tinsley’s “All Other Compensation” for fiscal 2007 includes insurance premiums paid by the Company of $4,367; and Company contributions to her 401(k) plan account as part of the Company’s defined contribution plan of $10,741. Ms. Tinsley was not a named executive officer in 2006. On April 7, 2008, Ms. Tinsley announced her retirement effective May 1, 2008. In connection with her retirement, Ms. Tinsley is expected to receive a payment of $297,581. The Company is also accelerating the vesting of 40,838 shares of restricted stock owned by Ms. Tinsley.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2007

The table below sets forth information regarding all grants of awards made to the named executive officers during fiscal 2007. For further information regarding the terms of certain of these grants pursuant to employment agreements with the named executive officers, see “Compensation Discussion and Analysis — Employment Agreements and Change in Control Agreements.”

											Grant Date
		Estimated Possible Payouts			Estimated Future Payouts				All Other		Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			All Other	Option Awards	Exercise or	of Stock
		Plan Awards(1) ($)			Plan Awards(2) ($)			Stock Awards	# of Shares	Base Price	and Option
	Grant	Threshold	Target	Max	Threshold	Target	Max	# of	Underlying	of Option	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	Shares(2)	Option	Awards ($/sh)	($)

Stephen E. Macadam	N/A	281,250	562,500	1,125,000							N/A
	3/29/07							46,875			490,313
	3/29/07				14,928	59,713	89,570				156,147
Lynn A. Wentworth(3)	N/A	113,077	226,154	452,308							N/A
	1/22/07								100,000	11.22	377,000
	1/22/07							10,000			112,200
	3/29/07							25,000			261,500
	3/29/07				7,962	31,847	47,771				83,283
George R. Judd	N/A	139,250	278,500	557,000							N/A
	3/29/07							33,313			348,454
	3/29/07				10,609	42,436	63,654				110,970
Steven G. Skinner	N/A	46,256	92,512	185,024							N/A
	3/29/07							8,875			92,833
	3/29/07				2,827	11,306	16,959				29,570
Barbara V. Tinsley	N/A	54,405	108,809	217,620							N/A
	3/29/07							8,875			92,833
	3/29/07				2,827	11,306	16,959				29,570
Duane G. Goodwin	N/A	58,872	117,745	235,490							N/A
	3/29/07							8,875			92,833
	3/29/07				2,827	11,306	16,959				29,570

(1)	These columns show the range of payouts targeted for 2007 performance under the Company’s STIP as described in the section titled “Short Term Incentive Plan” in the Compensation Discussion and Analysis and are based on the named executive officer’s base salary for fiscal 2007. The Committee determined that the Company did not achieve the pre-established threshold level for the EBITDA financial performance target in 2007. The applicable named executive officers were awarded the discretionary bonuses reflected in the “2007 Summary Compensation Table” under “Non-Equity Incentive Plan Compensation” based in part on the Company’s achievement of certain operational metrics and strategic initiatives established by the Committee in February 2007 and in part upon individual performance.

(2)	The restricted stock grants disclosed in the table were all issued pursuant to the Company’s 2006 LTIP. Each restricted stock award vests on March 29, 2012, five years after the grant date, subject to accelerated vesting. Pursuant to the accelerated vesting provision of the Restricted Stock Award Agreement, a percentage of the stock award vests upon the attainment of a specified average company share price, as defined in the Restricted Stock Award Agreement (and above under “Long Term Equity Incentive Plan”), with no more than 33.333% of the award shares vesting before March 29, 2008.

The performance shares issued to each executive represent a target number of shares to be issued to the recipient at the conclusion of the performance cycle on December 31, 2009, pursuant to the terms of the performance measure vesting schedule in the award agreement (subject to accelerated vesting in the event of a change of control, as defined in the LTIP). The performance measure vesting schedule is used to determine the actual amount of shares of Company common stock to be issued to the recipient, based on the Company meeting certain targets for return on net assets in 2009 and specialty product volume growth in excess of the Company’s end-use market growth for the three-year performance period of 2007-2009. These targets were approved by the Compensation Committee in conjunction with the grant of performance share awards. Pursuant to the terms of the performance measure vesting schedule, a recipient may earn between 0% to 150% of the number of targeted shares awarded to him or her in the Performance Share Award Agreement.

(3)	Ms. Wentworth was issued 10,000 restricted shares of the Company’s common stock on January 22, 2007 which vested on January 22, 2008. The shares were issued pursuant to the Company’s 2006 LTIP. Ms. Wentworth also received an option to purchase 100,000 shares of the Company’s common stock on January 22, 2007. The option was granted under the Company’s 2006 LTIP. The option vests in five equal annual installments beginning on January 22, 2008. The option exercise price of $11.22 was determined based on the closing price of the Company’s common stock on the day preceding the grant date of January 22, 2007. Ms. Wentworth’s options were forfeited upon her resignation. Ms. Wentworth did not receive any compensation upon or in connection with her resignation from the Company.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to unexercised stock options and unvested shares of restricted stock held on December 29, 2007 by each of our named executive officers

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
							Market	Number of	Payout Value
	Number of	Number of					Value of	Unearned	of Unearned
	Securities	Securities				Number of	Shares of	Shares, Units,	Shares, Units
	Underlying	Underlying		Option		Shares of	Stock That	or Other	or Other
	Unexercised	Unexercised		Exercise	Option	Stock That	Have Not	Rights That	Rights That
	Options	Options		Price	Expiration	Have Not	Vested	Have Not	Have Not
Name	Exercisable	Unexercisable		($)	Date	Vested	($)(1)	Vested (#)	Vested ($)(1)

Stephen E. Macadam	300,000	450,000	(2)	13.50	10/23/15	92,648	375,224	59,713	241,838
	22,124	88,495	(3)	14.01	6/5/16
Lynn A. Wentworth	0	100,000	(4)	11.22	1/22/17	35,000	141,750	31,847	128,980
George R. Judd	15,729	62,918	(3)	14.01	6/5/16	65,856	266,717	42,436	171,866
Steven G. Skinner(5)	37,000	0		11.29	1/3/16	0	0	0	0
Barbara V. Tinsley	23,100	0		3.75	3/15/08	17,635	71,422	11,306	45,789
	4,234	16,935	(3)	14.01	6/5/16
Duane G. Goodwin	10,000	40,000	(6)	13.50	1/03/16	17,635	71,422	11,306	45,789
	4,234	16,935	(3)	14.01	6/5/16

(1)	Computed based on the closing price of our common stock on December 28, 2007 of $4.05.

(2)	These unvested options were to vest as follows: 150,000 options vest on each of October 22, 2008, 2009 and 2010. Mr. Macadam’s options were forfeited upon his resignation from the Company on March 10, 2008 and he did not receive any compensation upon or in connection with his resignation from the Company.

(3)	These unvested options vest ratably over a four-year period beginning January 3, 2008.

(4)	These unvested options were to vest ratably over a five-year term beginning January 22, 2008. Ms. Wentworth’s options were forfeited upon her resignation on February 15, 2008. Ms. Wentworth did not receive any compensation upon or in connection with her resignation from the Company.

(5)	Mr. Skinner left the Company effective October 17, 2007. Mr. Skinner’s vested options were not exercised within three months from the date of his departure, and as a result all of such options were forfeited.

(6)	These unvested options vest as follows: 10,000 options vest on each of January 3, 2008, 2009, 2010 and 2011.

Payments upon Certain Events of Termination or Change-in-Control

As described above under “Employment Agreements and Change in Control Agreements,” certain of our named executive officers are entitled to receive payments in connection with the termination of their employment by the Company for certain reasons or in connection with a change in control of the Company. Additionally, our named executive officers hold equity awards issued pursuant to our 2004 LTIP and our 2006 LTIP. Options and restricted stock issued pursuant to these plans generally vest automatically upon a change in control of the Company.

The following table describes the estimated present value of unvested stock options, restricted stock awards and performance shares that would have immediately vested in the event that the named executive officer’s employment was terminated by reason of death or disability on December 29, 2007 or if a change in control of the Company occurred on such date.

			Value of
	Value of	Value of	Performance
	Options(1)	Restricted Stock(1)	Shares(1)	Total(1)

Stephen E. Macadam(2)	$0	$375,224	$80,613	$455,837
George R. Judd	$0	$266,717	$57,289	$324,006
Lynn A. Wentworth(3)	$0	$141,750	$42,993	$184,743
Barbara V. Tinsley(4)	$0	$71,422	$15,263	$86,685
Steven G. Skinner(5)	$0	$0	$0	$0
Duane G. Goodwin	$0	$71,422	$15,263	$86,685

(1)	Computed based on the closing price of our common stock on December 28, 2007 of $4.05.

(2)	Mr. Macadam forfeited his restricted shares when he left the Company effective March 10, 2008.

(3)	Ms. Wentworth forfeited all of her unvested restricted shares when she left the Company effective February 15, 2008.

(4)	On April 7, 2008, Ms. Tinsley announced her retirement effective May 1, 2008. In connection with her retirement the Company is accelerating the vesting of 40,838 shares of restricted stock owned by Ms. Tinsley.

(5)	Mr. Skinner forfeited his restricted shares when he left the Company effective October 17, 2007.

In addition to accelerated vesting of outstanding equity awards, our named executive officers are entitled to receive certain other payments in connection with certain termination events. In the case of Messrs. Macadam and Judd and Ms. Tinsley and Wentworth, any of the Company’s obligations to make cash payments following the termination of their respective employment is contingent upon the executive complying with the restrictive covenants contained in their respective agreements. These restrictive covenants prohibit, during periods defined in the agreements and subject to certain limited exceptions, (i) competing with the Company, (ii) employing or soliciting Company employees, (iii) interfering with Company relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of the Company’s confidential or proprietary information. These restrictive covenants generally limit the employee’s competitive activities for a period of eighteen months to two years following the later of the expiration or termination of employment under the agreement.

In the event that any of the named executive officers’ employment is terminated by the Company “for cause”, we are only obligated to pay the executive his or her salary and provide the executive with fringe benefits through the date of termination.

As described above under “Employment Agreements and Change in Control Agreements,” certain of our named executive officers are entitled to receive payments in connection with their termination by the Company. The following table describes the estimated present value of payments that would have been due to the named executive officers in the event that certain termination events described below had occurred on December 29, 2007. Such amounts would be payable pursuant to the terms of their agreements with the

Company as described in the footnotes to the table as well as above under “Employment Agreements and Change in Control Agreements”.

			Continuing	Outplacement
	Salary and	401(k)	Medical	Services
	Bonus	Contributions	Coverage	Allowance

Stephen E. Macadam(1)	$2,200,000	$21,600	$28,419	$25,000
George R. Judd(2)	$856,924	$21,600	$28,419	$25,000
Lynn A. Wentworth(3)	$1,280,000	$21,600	$28,419	$25,000
Barbara V. Tinsley(4)	$256,797	$10,800	$14,209	$25,000
Steven G. Skinner(5)	—	—	—	—
Duane G. Goodwin(6)	—	—	—	—

(1)	Mr. Macadam would be entitled to these payments only in the event his employment was terminated either by the Company without cause or by Mr. Macadam for good reason (as such terms are defined in his employment agreement). As Mr. Macadam voluntarily resigned from the Company effective March 10, 2008, he did not receive any of the compensation described above.

(2)	Mr. Judd would be entitled to these payments only in the event his employment was terminated either by the Company without cause or by Mr. Judd for good reason (as such terms are defined in his executive severance agreement).

(3)	Ms. Wentworth would be entitled to these payments only in the event her employment was terminated either by the Company without cause or by Ms. Wentworth for good reason (as such terms are defined in her employment agreement). As Ms. Wentworth voluntarily resigned from the Company effective February 15, 2008, she did not receive any of the compensation described above.

(4)	Ms. Tinsley would be entitled to these payments only in the event her employment was terminated either by the Company without cause or by Ms. Tinsley for good reason (as such terms are defined in her executive severance agreement). On April 7, 2008, Ms. Tinsley announced her retirement effective May 1, 2008. In connection with her retirement, Ms. Tinsley is expected to receive a payment of $297,581. The Company is also accelerating the vesting of 40,838 shares of restricted stock owned by Ms. Tinsley.

(5)	Mr. Skinner left the Company effective October 17, 2007.

(6)	Mr. Goodwin does not have an employment agreement with the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the shares of our common stock that may be issued upon the exercise of options and other awards under our existing equity compensation plans as of December 29, 2007. Our stockholder-approved equity compensation plans are the 2004 Equity Incentive Plan and the 2006 Long-Term Equity Incentive Plan. We do not have any non-stockholder approved equity compensation plans.

(c)
Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column (a))

Equity compensation plans approved by security holders	1,544,370	$11.99	1,112,346
Equity compensation plans not approved by security holders	—	n/a	—
Total	1,544,370	$11.99	1,112,346

DIRECTOR COMPENSATION FOR 2007

Shown below is information concerning the compensation for each member of the Board for fiscal 2007.

Fees Earned
or Paid
	in Cash	Total
Name	($)(1)	($)

Richard S. Grant(2)	77,500	77,500
Richard B. Marchese(3)	77,500	77,500
Alan H. Schumacher(4)	102,500	102,500
Howard S. Cohen	—	—
Charles H. McElrea	—	—
Steven F. Mayer	—	—
Jeffrey J. Fenton(5)	—	—
Mark A. Suwyn	—	—
Robert G. Warden	—	—

(1)	Our directors who are neither current or former employees of the Company nor current or former employees or members of Cerberus’ operations team, referred to as our outside directors, receive an annual director’s fee of $50,000. In addition, each outside director receives a fee of $1,250 for each directors’ meeting attended. Outside directors also receive a fee of $20,000 for serving as chairperson of a committee or $10,000 for being a member of a committee. Directors who are currently or were previously employed by the Company or Cerberus, or who are or were formerly members of Cerberus’ operations team, do not receive additional consideration for serving as directors, except that all directors are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at board and committee meetings. Historically, we have granted each outside director options to purchase 10,000 shares of our common stock upon joining our Board. Such options generally vest one year from the date of the grant. On March 26, 2008, the Compensation Committee resolved that directors who were former employees of the Company or Cerberus’ operations team, so long as they are not currently compensated by Cerberus, will be eligible for compensation for their service as directors.

(2)	Mr. Grant serves as a member of the Audit Committee of the Board. As of December 29, 2007, Mr. Grant had fully vested options to purchase 10,000 shares of the Company’s common stock at the exercise price of $11.40 per share, which was the closing price of the stock on the New York Stock Exchange on the date preceding the grant.

(3)	Mr. Marchese serves as a member of the Audit Committee of the Board. As of December 29, 2007, Mr. Marchese had fully vested options to purchase 10,000 shares of the Company’s common stock at the exercise price of $11.69 per share, which was the closing price of the stock on the New York Stock Exchange on the date preceding the grant. Mr. Marchese was appointed to the Compensation Committee effective March 14, 2008.

(4)	Mr. Schumacher serves as the Chairman of the Audit Committee of the Board and as a member of the Compensation Committee of the Board of Directors.

(5)	Mr. Fenton resigned from the Board of Directors effective March 7, 2008.

Compensation Committee Interlocks and Insider Participation

Messrs. Marchese, Schumacher and Suwyn are the current members of the Compensation Committee. None of the current members of the Compensation Committee are current or former officers or employees of the Company. Mr. Suwyn was formerly an advisor to Cerberus.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of the NYSE. The Audit Committee operates under a written charter which is posted on the Company’s website at www.bluelinxco.com. The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures and establishing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee held ten meetings during the year. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent registered public accounting firm and with the appropriate financial personnel. The Audit Committee also met privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee. The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 29, 2007 with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee has also discussed with the independent registered public accounting firm its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 29, 2007 for filing with the SEC.

Respectfully Submitted by:

The Audit Committee of the
Board of Directors:

Alan Schumacher, Chairman
Richard Grant
Richard Marchese

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

Our law department and Corporate Secretary are primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our stockholders or their immediate family members are participants to determine whether any of these “related persons” had or will have a direct or indirect material interest. In order to identify potential related person transactions, our law department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. Information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Ethical Conduct, may be anonymously reported by employees through our Business Conduct and Ethics Hotline.

If a related person transaction is identified by the law department as one which must be reported in our Proxy Statement pursuant to applicable SEC regulations, we present the transaction to the Audit Committee for its review and approval or ratification. In evaluating related person transactions, our Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.

Cerberus Capital Management, L.P., our equity sponsor, retains consultants that specialize in operations management and support and who provide Cerberus with consulting advice concerning portfolio companies in which funds and accounts managed by Cerberus or its affiliates have invested. From time to time, Cerberus makes the services of these consultants available to Cerberus portfolio companies. We believe that the terms of these consulting arrangements are favorable to us, or, alternatively, are materially consistent with those terms that would have been obtained by us in an arrangement with an unaffiliated third party. We have normal service, purchase and sales arrangements with other entities that are owned or controlled by Cerberus. We believe that these transactions are not material to our results of operations or financial position.

Other than the transactions discussed above, for the last fiscal year there has not been, nor is there currently proposed, any “transaction,” as defined by the SEC:

•	to which we are or will be a participant;

•	in which the amount involved exceeded or will exceed $120,000; and

•	in which any “related person,” as defined by the SEC, had or will have a direct or indirect material interest.

Non-Independent Directors

Six of the current members of our Board do not meet the independence standards promulgated under the listing standards of the NYSE. Five of the current members of our Board are either current or former employees of or advisors to Cerberus. Messrs. Mayer and Warden are currently employed by Cerberus and Mr. Warner is an advisor to Cerberus. Messrs. Cohen and Suwyn were formerly advisors to Cerberus.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

Our corporate governance guidelines, as in effect from time to time, may be found on our website, www.bluelinxco.com. Our Board intends to review its corporate governance principles, committee charters and other aspects of governance as often as necessary to remain current in all aspects of corporate governance for similarly situated companies.

Our Board has adopted a policy to self-evaluate its performance on an annual basis.

Our code of conduct and ethics, applicable to all employees and officers as well as members of our Board, as in effect from time to time, may be found on our website, www.bluelinxco.com. Any amendment to or waiver of our code of conduct and ethics for any Board member, our Chief Executive Officer, our Chief Financial Officer as well as any other executive officer will be disclosed on our website, www.bluelinxco.com. Additionally, our corporate governance guidelines and code of conduct and ethics are available in print to any stockholder who requests them by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339.

Our code of conduct and ethics provides a procedure by which employees and others may directly or anonymously, through a secure toll-free phone number, inform our management and/or the Audit Committee of any alleged violation of our code of conduct and ethics, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action.

SUBMISSION OF STOCKHOLDER PROPOSALS

We currently expect to hold our 2009 annual meeting of stockholders in May 2009. There are two different deadlines for submitting stockholder proposals for the 2009 meeting. First, if you wish to have a proposal considered for inclusion in next year’s proxy statement, you must submit the proposal in writing so that we receive it by December 19, 2008. Proposals should be addressed to our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Exchange Act.

In addition, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at the 2009 annual meeting must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. To be timely, notice shall be delivered to our secretary before February 22, 2009, but no earlier than January 22, 2009; provided, that, in the event the date of the 2009 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the 2008 annual meeting, notice by the stockholder must be delivered no earlier than 120 days before the 2009 annual meeting and no later than the later of 90 days before the 2009 annual meeting or 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an annual meeting of stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

DELIVERY OF PROXY MATERIALS

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will continue to receive separate proxy cards based on their registered ownership of our common stock. Any stockholder sharing such an address who does not receive an individual proxy statement and annual report may write or call us as specified below and we will promptly send the materials to the stockholder at no cost. For future meetings, a stockholder may request separate copies of our proxy statement and annual report or request that we only send one set of these materials if the stockholder is receiving multiple copies, by writing to the Board of Directors, in care of our Corporate Secretary, BlueLinx Holdings Inc., 4300 Wildwood Parkway, Atlanta, Georgia 30339, or by telephoning the Company at 770-953-7000.

Appendix A

Amended and Restated
BlueLinx Holdings Inc. 2006
Long-Term Equity Incentive Plan
(Approved by the Stockholders May 12, 2006;
Amendment and Restatement Approved
by the Stockholders          , 2008)

Article 1.  Establishment, Purpose, and Duration

1.1  Establishment.  BlueLinx Holdings Inc., a Delaware corporation and its successors (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of this Plan.  The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3  Duration of this Plan.  Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2.  Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” or “Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8 “Cerberus” means Cerberus Capital Management, L.P., or any of its Affiliates.

2.9 “Change in Control” means any of the following events:

(a) The acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of twenty percent (20%) or more of either: (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion, or exchange privilege unless the security being so exercised, converted, or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.9; provided, however, that no Change in Control shall be deemed to occur if Cerberus continues to own a larger voting interest than any such Person.

(b) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c) Consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting form such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and

(iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

2.10“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12 “Company” means BlueLinx Holdings Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

2.13 “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated by the Committee as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Effective Date” means May 12, 2006.

2.16 “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise as provided in the Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, provided that in the case of stock options and stock appreciation rights, such determination shall be made in compliance with Code Section 409A. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.19 “Full-Value Award” means an Award other than an Award in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.22 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23 “Key Employee” means an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company, determined at the time an Option is proposed to be granted.

2.24 “Nonemployee Director” means a Director who is not an Employee.

2.25 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.26 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.32 “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.36 “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.37 “Plan” means the BlueLinx Holdings, Inc. 2006 Long-Term Incentive Plan.

2.38 “Plan Year” means the calendar year.

2.39 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.40 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 under which no Shares are actually awarded to the Participant on the date of grant.

2.41 “Share” means a share of common stock of the Company, no par value per share.

2.42 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.43 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.  Administration

3.1  General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2  Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3  Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; or (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.  Shares Subject to This Plan and Maximum Awards

4.1  Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants under this Plan on or after the Effective Date shall be three million two hundred thousand (3,200,000) newly issued Shares authorized for issuance under this Plan (the “Share Authorization”).

(b) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million (1,000,000) Shares.

4.2  Share Usage.  Shares covered by an Award shall be counted as used as of the date of grant. Any Shares related to Awards under this Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), such tendered Shares shall again be available for grant under this Plan. Furthermore, if an SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of an SAR are counted against the Shares available. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3  Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a) Options:  The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be one million (1,000,000).

(b) SARs:  The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be one million (1,000,000).

(c) Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be five hundred thousand (500,000) Shares.

(d) Performance Units or Performance Shares:  The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be five hundred thousand (500,000) shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards and Other Stock-Based Awards:  The maximum aggregate amount awarded or credited with respect to Cash-Based or Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed the value of seven million five hundred thousand dollars ($7,500,000) or five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

4.4  Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Notwithstanding anything herein to the contrary, following a Change in Control the Committee may not take any such action as described in this Section 4.4 if such action would result in a violation of the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable.

Article 5.  Eligibility and Participation

5.1  Eligibility.  Individuals eligible to participate in this Plan include all Employees and Directors.

5.2  Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

Article 6.  Stock Options

6.1  Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted Options to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

6.2  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, that the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant; provided, further, that the Option Price for any ISO granted to a Key Employee shall equal one hundred and ten percent (110%) of the FMV of the Shares determined on the date of grant.

6.4  Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the date of grant; provided that no ISO granted to a Key Employee shall be exercisable later than the fifth (5th) anniversary of the date of grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which conditions and restrictions need not be the same for each grant or for each Participant.

6.6  Limitation on Amount of Incentive Stock Options Granted.  Options shall be treated as Incentive Stock Options only to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by any option holder during any calendar year (whether under the terms of the Plan or any other stock option plan of the Company or of its parent or any subsidiary corporation) is $100,000 or less. To the extent that such aggregate Fair Market Value exceeds $100,000, the Options shall be treated as Nonqualified Stock Options. Fair Market Value shall be determined as of the time the Option with respect to such stock is granted.

6.7  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.

6.8  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.9  Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.10  Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.11  No Other Feature of Deferral.  No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested.

Article 7.  Stock Appreciation Rights

7.1  Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted SARs to the extent the Affiliate and/or Subsidiary is: (i) part of the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2  SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4  Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5  Settlement of SARs.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

7.8  No Other Feature of Deferral.  No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

Article 8.  Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4  Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3 or Section 21.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan, and in the associated Award Agreement. A copy of this plan and such Award Agreement may be obtained from BlueLinx Holdings Inc.

8.5  Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7  Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.  Performance Units/Performance Shares

9.1  Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2  Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3  Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4  Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10.  Cash-Based Awards and Other Stock-Based Awards

10.1  Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2  Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3  Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4  Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5  Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11.  Transferability of Awards

11.1  Transferability.  Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2  Committee Action.  The Committee may, in its discretion, determine that notwithstanding Sections 11.1 and 11.3, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

11.3  Domestic Relations Orders.  Without limiting the generality of Section 11.1, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

Article 12.  Performance Measures

12.1  Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes, depreciation and amortization);

(b) Earnings per share;

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on net assets, capital, working capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share;

(o) Customer satisfaction;

(p) Working capital targets; and

(q) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2  Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3  Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

12.4  Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.  Nonemployee Director Awards

The Board or Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

Article 14.  Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that no dividend equivalents may be granted on any Award of Options or SARs.

Article 15.  Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 16.  Rights of Participants

16.1  Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2  Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3  Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.  Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a) All outstanding Options and Stock Appreciation Rights shall become immediately vested and exercisable;

(b) All Restricted Stock and Restricted Stock Units shall become immediately vested and payable; and

(c) The Performance Period applicable to Performance Shares and Performance Units shall lapse and the performance goals associated with such awards shall be deemed to have been met at their target level. Such awards shall vest on a pro rata basis based on the portion of the vesting period completed as of the Change in Control.

The Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of common stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of common stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of common stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards may be canceled and terminated without payment therefore.

Article 18.  Amendment, Modification, Suspension, and Termination

18.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3  Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.

18.4  Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19.  Withholding

19.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20.  Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.  General Provisions

21.1  Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

21.2  Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4  Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5  Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8  Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9  Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b) Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan.

(c) Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws.

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices.

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10  Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13  Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14  Deferred Compensation.  It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A.

21.15  Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17  Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18  Indemnification.  Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

FORM OF PROXY CARD
BLUELINX HOLDINGS INC.
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned appoints Dean A. Adelman and Howard D. Goforth, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of BlueLinx Holdings Inc. held of record by the undersigned on April 2, 2008, at the Annual Meeting of Stockholders of BlueLinx Holdings Inc. to be held on May 21, 2008, and at any and all adjournments or postponements thereof. The Board of Directors unanimously recommends a vote in favor of Proposal 1, Proposal 2 and Proposal 3.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3.
(Continued and to be dated and signed on reverse side)

BLUELINX HOLDINGS INC. 2008 ANNUAL MEETING
1.	Proposal to elect nine directors to hold office until the 2009 annual meeting of stockholders or until their successors are duly elected and qualified.
•	Howard S. Cohen
•	Richard S. Grant
•	Richard B. Marchese
•	Steven F. Mayer
•	Charles H. McElrea
•	Alan H. Schumacher
•	Mark A. Suwyn
•	Robert G. Warden
•	M. Richard Warner

☐	FOR the nominees listed above.	☐	WITHHOLD AUTHORITY to vote for the nominee(s) listed below:

2.	Proposal to amend the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan to increase the number of shares available for grant thereunder from 1,700,000 to 3,200,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
Dated:                                                                                                                                                                                            , 2008
Signature(s) in box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such.